PROCEPT BioRobotics® Reports Fourth Quarter and Full Year 2024 Results
SAN JOSE, Calif., February 25, 2025 -- PROCEPT BioRobotics Corporation (Nasdaq: PRCT) (the “Company”), a surgical robotics company focused on advancing patient care by developing transformative solutions in urology, today reported financial results for the fourth quarter and year ended December 31, 2024.

Recent Highlights

•Total revenue of approximately $68.2 million for the fourth quarter of 2024, an increase of 57% compared to the prior year period
•U.S. system revenue of $27.6 million for the fourth quarter of 2024, an increase of 67% compared to the prior year period
•Sold 60 new robotic systems in the U.S. in the fourth quarter of 2024 at an blended average selling price of approximately $460,000
•U.S. handpiece and consumables revenue of $29.3 million for the fourth quarter of 2024, an increase of 36% compared to the prior year period
•Total revenue of $224.5 million for full year 2024, an increase of 65% compared to 2023
•Issued 2025 total revenue guidance of approximately $320 million, which would represent an increase of 42% compared to actual full year 2024 revenue

“In pursuit of our long-term vision to transform the global treatment of BPH and ultimately build a global urology company, 2024 was a productive year for PROCEPT in two key areas," said Reza Zadno, Chief Executive Officer. “First, in August, we received FDA 510(k) clearance of our next-generation platform – the HYDROS™ Robotic System. This was a pivotal moment for the Company as HYDROS represents the first significant technological advancement compared to the AquaBeam® system. Second, we received FDA-IDE approval to initiate WATER IV PCa, a pivotal randomized clinical study for prostate cancer. As we enter 2025, we believe there are several positive factors that will enable us to continue to pursue our long-term growth strategy while continuing a disciplined approach on our path to profitability.”

Fourth Quarter 2024 Financial Results

Total revenue for the fourth quarter of 2024 was $68.2 million, an increase of 57% compared to the prior year period. The increase was primarily driven by increased system and handpiece sales, higher system average selling prices, and increased international revenue. U.S. system revenue was $27.6 million, an increase of 67% compared to the prior year period. As of December 31, 2024, the install base of AquaBeam and Hydros Robotic Systems in the U.S. was 505 systems. U.S. handpiece and consumable revenue for the quarter was $29.3 million, an increase of 36% compared to the prior year period. Due to an acute saline shortage in the fourth quarter of 2024, particularly in November 2024, the company estimates reduced saline supply to hospital accounts resulted in a delay or cancellation of between 10 to 20 percent of Aquablation procedures - which ultimately impacted handpiece order patterns. International revenue was $7.8 million for the quarter, an increase of approximately 137% compared to the prior year period.

Gross margin for the fourth quarter 2024 was 64% compared to 49% in the prior year period. Gross margin improvement was primarily due to improved overhead absorption, increased revenues and increased U.S. robotic system average selling prices.

Operating expenses in the fourth quarter of 2024 were $63.4 million, compared with $50.8 million in the prior year period. The increase in operating expenses was primarily due to expenses to expand the commercial organization, increased variable compensation expense and increased general and administrative expenses.

Interest expense in the fourth quarter of 2024 was $1.0 million. Interest and other income in the fourth quarter of 2024 was $1.8 million. Interest and other income in the quarter was offset by foreign exchange loss headwinds.

Net loss was $18.9 million for the fourth quarter of 2024, compared to a loss of $27.5 million in the prior year period. Adjusted EBITDA was a loss of $10.3 million for the fourth quarter of 2024, compared to a loss of $23.3 million in the prior year period.

Cash and cash equivalents as of December 31, 2024 totaled $333.7 million, while long-term borrowings totaled $52.0 million.

Full Year 2024 Financial Results

Revenue for the full year 2024 was $224.5 million, compared to $136.2 million for the full year 2023. The growth was primarily driven by increases in U.S. revenues attributable to system placements and increased handpieces sold.

Gross margin for full year 2024 was 61%, compared to 52% for the full year 2023. Gross margin improvement was primarily due to improved overhead absorption, increased revenues, and increased U.S. robotic system average selling prices.

Operating expenses were $233.7 million for the full year 2024, compared to $180.2 million for the full year 2023, an increase of 30%. The increase was driven by increased sales and marketing expenses primarily to expand the commercial organization, and increased research and development and general and administrative expenses.

Net loss was $91.4 million for the full year 2024, compared to $105.9 million for the full year 2023. Adjusted EBITDA was a loss of $61.1 million for full year 2024, compared to a loss of $86.5 million for the full year 2023.

First Quarter of 2025 Financial Guidance

•The Company projects revenue for the first quarter of 2025 to be approximately $65.5 million
•The Company projects U.S. system revenue for the first quarter of 2025 to be approximately $18.7 million
•The Company projects U.S. handpieces sold for the first quarter of 2025 to be approximately 10,750
•The Company projects first quarter of 2025 gross margin to be approximately 64%
•The Company projects first quarter of 2025 total operating expense of approximately $71.0 million

2025 Financial Guidance

•The Company projects revenue for the full year 2025 to be approximately $320 million, which would represent 42% growth over the Company’s prior year revenue
•The Company projects full year 2025 gross margin to be approximately 64.5%
•The Company projects full year 2025 total operating expense of approximately $300 million
•The Company projects full year 2025 Adjusted EBITDA loss to be approximately $35 million

Adjusted EBITDA is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For more information about the Company’s use of non-GAAP financial measures, please see the section below titled “Use of Non-GAAP Financial Measures (Unaudited).”

Webcast and Conference Call Information

PROCEPT BioRobotics will host a conference call to discuss the fourth quarter 2024 financial results after the market close on Tuesday, February 25, 2025, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time

Investors interested in listening to the conference call may do so by following one of the below links:
•Webcast link for interested listeners:
◦https://edge.media-server.com/mmc/p/q33jvv92
•Dial-in registration for sell-side research analysts:
◦https://register.vevent.com/register/BI96427501b8ee48bdb09e18cb484392b0

Live audio of the webcast will be available on the “Investors” section of the company’s website at: https://ir.procept-biorobotics.com.

An archived recording will be available on the “Investors” section of the company’s website at: https://ir.procept-biorobotics.com. The webcasts will be available for replay for at least 90 days after the event.

About PROCEPT BioRobotics Corporation
PROCEPT BioRobotics is a surgical robotics company focused on advancing patient care by developing transformative solutions in urology. PROCEPT BioRobotics manufactures the AQUABEAM® and HYDROS™ Robotic Systems. The HYDROS Robotic System is the only AI-Powered, robotic technology that delivers Aquablation therapy. PROCEPT BioRobotics designed Aquablation therapy to deliver effective, safe, and durable outcomes for males suffering from lower urinary tract symptoms or LUTS, due to BPH that are independent of prostate size and shape or surgeon experience. BPH is the most common prostate disease and impacts approximately 40 million men in the United States. The Company has developed a significant and growing body of clinical evidence with over 150 peer-reviewed publications, supporting the benefits and clinical advantages of Aquablation therapy.

Use of Non-GAAP Financial Measures (Unaudited)

This press release references Adjusted EBITDA, a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company defines Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP financial measures are not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

Forward Looking Statements
This release contains forward‐looking statements within the meaning of federal securities laws, including with respect to the Company’s projected financial performance for full year 2024, statements regarding the potential utilities, values, benefits and advantages of Aquablation® therapy performed using PROCEPT BioRobotics’ products, including AquaBeam® Robotic System, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on the Company's current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which the Company is not currently aware. Forward-looking statements may include statements regarding financial guidance, market opportunity and penetration, clinical trial outcomes, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, gross margin, profitability, operating expenses, installed base growth, commercial momentum and overall business strategy. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K filed with the SEC on February 28, 2024, and subsequent quarterly reports on Form 10-Q and, when available, the Company’s annual report on Form 10-K for the year ended December 31, 2024. PROCEPT BioRobotics does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing PROCEPT BioRobotics’ views as of any date subsequent to the date of this press release.

Important Safety Information
All surgical treatments have inherent and associated side effects. For a list of potential side effects visit https://aquablation.com/safety-information/

Investor Contact:
Matt Bacso
VP, Investor Relations and Business Operations
m.bacso@procept-biorobotics.com

PROCEPT BioRobotics Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$68,236	$43,581	$224,498	$136,191
Cost of sales	24,564	22,326	87,399	65,142
Gross profit	43,672	21,255	137,099	71,049
Operating expenses:
Research and development	15,066	14,496	62,298	48,446
Selling, general and administrative	48,316	36,316	171,415	131,773
Total operating expenses	63,382	50,812	233,713	180,219
Loss from operations	(19,710)	(29,557)	(96,614)	(109,170)
Interest expense	(969)	(1,125)	(4,184)	(3,995)
Interest and other income, net	1,823	3,178	9,385	7,268
Loss on loan extinguishment	—	—	—	—
Net loss	$(18,856)	$(27,504)	$(91,413)	$(105,897)
Net loss per share, basic and diluted	$(0.35)	$(0.54)	$(1.75)	$(2.24)
Weighted-average common shares used to
Compute net loss per share attributable to
Common shareholders, basic and diluted	53,838	50,589	52,125	47,255

PROCEPT BioRobotics Corporation
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(18,856)	$(27,504)	$(91,413)	$(105,897)
Depreciation and amortization expense	1,453	1,318	5,234	3,807
Stock-based compensation expense	9,085	4,981	31,840	19,134
Interest (income) and interest expense, net	(2,017)	(2,079)	(6,711)	(3,556)
Adjusted EBITDA	$(10,335)	$(23,284)	$(61,050)	$(86,512)

PROCEPT BioRobotics Corporation
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED 2025 EBITDA Guidance
(Unaudited, in thousands)

2025
Net loss	$(80,000)
Depreciation and amortization expense	6,800
Stock-based compensation expense	51,200
Interest (income) expense and other (income) expense, net	(13,000)
Adjusted EBITDA	$(35,000)

PROCEPT BioRobotics Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$333,725	$257,222
Accounts receivable, net	83,496	48,376
Inventory	56,168	39,756
Prepaid expenses and other current assets	8,453	5,213
Total current assets	481,842	350,567
Restricted cash, non-current	3,038	3,038
Property and equipment, net	26,709	28,748
Operating lease right-of-use assets, net	18,941	20,241
Intangible assets, net	932	1,204
Other assets	2,555	919
Total assets	$534,017	$404,717

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,032	$13,499
Accrued compensation	21,537	16,885
Deferred revenue	9,565	5,656
Operating leases, current	1,910	1,683
Loan facility derivative liability	2,000	1,886
Other current liabilities	8,089	6,318
Total current liabilities	53,133	45,927
Long-term debt	51,472	51,339
Operating lease, non-current	26,868	26,182
Other non-current liabilities	324	517
Total liabilities	131,797	123,965

Stockholders’ equity:
Additional paid-in capital	948,091	735,240
Accumulated other comprehensive loss	114	84
Accumulated deficit	(545,985)	(454,572)
Total stockholders’ equity	402,220	280,752
Total liabilities and stockholders’ equity	$534,017	$404,717

PROCEPT BioRobotics Corporation
REVENUE BY TYPE AND GEOGRAPHY
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
U.S.
System sales and rentals	$27,636	$16,561	$78,614	$53,626
Handpieces and other consumables	29,325	21,633	110,542	64,051
Service	3,428	2,075	11,316	6,620
Total U.S. revenue	60,389	40,269	200,472	124,297
Outside of U.S.
System sales and rentals	3,711	1,398	11,685	5,294
Handpieces and other consumables	3,689	1,645	10,914	5,471
Service	447	269	1,427	1,129
Total outside of U.S. revenue	7,847	3,312	24,026	11,894
Total revenue	$68,236	$43,581	$224,498	$136,191